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                                                                   Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Racotek, Inc. on Form S-8 (File Nos. 33-73456, 333-45077, and 333-35595) of our
report dated January 12, 1998, on our audits of the financial statements and financial statement schedule of Racotek, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.




                                   /s/ COOPERS & LYBRAND L.L.P.
                                   ----------------------------
                                   COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
March 19, 1998